SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement	[ ] Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

[X] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

DTE ENERGY COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

2000 2nd Avenue
Detroit, Michigan 48226-1279
2002 Notice of Annual Meeting of Shareholders and Proxy Statement

Day:	Wednesday, April 24, 2002

Time:	10:00 a.m. Detroit time

Place:	DTE Energy Building
(Detroit Edison Plaza; see map on the last page) 660 Plaza Drive Detroit, Michigan 48226

We invite you to attend the annual meeting of DTE Energy Company (“DTE” or “Company”) to:

1. Elect three directors;

2.	Ratify the appointment of Deloitte & Touche LLP by the Board of Directors as the independent auditors of DTE for the year 2002; and

3.	Consider any other business that may properly come before the meeting or any adjournments of the meeting.

The Record Date for this annual meeting is February 25, 2002. Only shareholders of record at the close of business on that date can vote at the meeting.

For more information, please read the accompanying 2002 Proxy Statement.

This Notice of Annual Meeting, as well as the accompanying Proxy Statement and proxy card, will be mailed to DTE common stock shareholders on or about March 21, 2002.

It is important that your stock be represented at the meeting. Shareholders may vote their shares (1) in person at the Annual Meeting, (2) by telephone, (3) via the internet or (4) by completing and mailing the enclosed proxy card in the return envelope. Specific instructions for voting by telephone or via the internet are attached to the proxy card. If you attend the meeting and vote at it, your vote at the meeting will replace an earlier vote.

By Order of the Board of Directors

Susan M. Beale Vice President and Corporate Secretary	Anthony F. Earley, Jr. Chairman of the Board and Chief Executive Officer and President and Chief Operating Officer

March 21, 2002

2002 Proxy Statement of DTE Energy Company

Questions and Answers

Q:  What is a Proxy?

A:	A Proxy is a document, also referred to as a “proxy card,” on which you authorize someone else to vote for you in the way that you want to vote. You may also choose to abstain from voting. The Proxy is being solicited by DTE’s Board of Directors.

Q:  What is a Proxy Statement?

A:	A proxy statement is this document, required by the Securities and Exchange Commission (the “SEC”), that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:  What is the purpose of this annual meeting?

A:	At the 2002 DTE annual meeting, common stock shareholders are asked to:

•	Elect 3 directors. The nominees are Lillian Bauder, David Bing and Howard Sims. (See pages 4 and 5)

•	Ratify the appointment of Deloitte & Touche LLP as DTE’s independent auditors. (See page 24)

•	Consider any other business that may properly come before the meeting or any adjournments of the meeting.

Q:  Who is entitled to vote?

A:	Only holders of DTE’s common stock at the close of business on February 25, 2002 (the “Record Date”), are entitled to vote at the annual meeting. Each share of common stock has one vote. Information on cumulative voting in the election of directors is shown on page 3.

Q:  How do I vote?

A:	You may vote by attendance at the annual meeting, telephone, the internet or by mail. To vote by mail, sign and date each proxy card that you receive and return it in the enclosed prepaid envelope. Proxies will be voted as you specify on each card. If you do not specify how to vote on Items 1 and 2 on your proxy card, the shares represented by your Proxy will be voted FOR Items 1 and 2. Your shares will also be voted on any other business that comes before the meeting. (See page 25)

Q:  How do I vote by telephone or by the internet?

A:	If you hold your shares in your own name, you may vote by telephone or through the internet by following the instructions attached to your proxy card. If your shares are registered in the name of a broker, bank or other nominee, you must contact the broker, bank or other nominee to find out whether you will be able to vote by telephone or the internet.

Q:  Can I change my vote after I have voted?

A:	Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. If you wish to change your vote by mail, you may do so by requesting, in writing, a new proxy card from the tabulator, Corporate Election Services, P.O. Box 535600, Pittsburgh, PA 15253. The last vote received prior to the meeting will be the one counted. You may also change your vote by voting in person at the annual meeting.

Q:  Can I revoke a Proxy?

A:	Yes, you may revoke a Proxy by submitting a letter addressed to the Company at: DTE Energy Company, Shareholder Services, 2000 2nd Avenue, Detroit, MI 48226-1279.

Q:  Is my vote confidential?

A:	Yes, your vote is confidential. The tabulator and inspectors of election are not employees of the Company nor are they affiliated with the Company in any way.

The Company may be advised whether you have voted. Also, shareholders’ votes will be disclosed to the Company if a contested proxy solicitation occurs or if a disclosure is required by law.

Q:  What shares are included on my proxy card?

A:	The shares on your proxy card represent shares for which you have a certificate and also any shares you may have in the Company’s Dividend Reinvestment and Stock Purchase Plan (“DRIP”). Shares owned by employees and retirees of DTE and its affiliates in the DTE Energy Company Savings and Stock Ownership Plan (“SSOP”) are voted on a separate voting instruction form sent by the SSOP trustee.

Q:  What does it mean if I get more than one proxy card?

A:	It indicates that your shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote each account by telephone or on the internet, to ensure that all your shares are voted. We encourage you to register all your accounts in the same name and address. To do this, contact Shareholder Services at 1-800-551-5009.

Q:	There is more than one DTE shareholder in my home so, why was only one annual report delivered to my address?

A:	In some instances, only one annual report is being delivered to multiple security holders sharing an address unless DTE has received contrary instructions from one or more shareholders. If you wish to receive a separate annual report you can notify DTE at the address or telephone number below. Similarly, shareholders currently receiving multiple copies of this document can request the elimination of the duplicate document by contacting DTE at Shareholder Services, 2000 2nd Avenue, Detroit, MI 48226-1279.

Q:  What makes up a quorum?

A:	There were 161,133,959 shares of DTE’s common stock outstanding on the Record Date. Each share is entitled to one vote. A majority of the outstanding shares present or represented by Proxy at the meeting constitutes a quorum. A quorum is necessary to conduct an annual meeting.

Q:  How does the voting work?

A:	For each item, voting works as follows:

•	Item 1: The election of each director requires approval from a plurality of the shares voted. You may withhold votes from one or more directors by writing their names in the space provided for that purpose on your proxy card. Withheld votes have the same effect as abstentions. If you vote by telephone or the internet, follow the instructions attached to the proxy card.

Without prior notice to DTE, you may also cumulate votes for directors by multiplying the number of your shares by the number of directors to be elected and by casting all such votes either (a) for one candidate or (b) by distributing them among two or more candidates. You cannot vote for more than three directors.
•	Item 2: Ratification of the appointment of auditors requires approval from a majority of the votes cast (excluding abstentions and broker non-votes).
Under the New York Stock Exchange Rules, if your broker holds your shares in its name, the broker is permitted, under certain circumstances, to vote your shares on the election of directors and the ratification of the appointment of auditors even if it does not receive voting instructions from you.

Q:  Who may attend the annual meeting?

A:	Any shareholder as of the Record Date may attend. Seating and parking are limited and admission is on a first come basis.

Item 1. Election of Directors

The Board of Directors (the “Board”) is divided into three classes by the Amended and Restated Articles of Incorporation of DTE. One class of directors is elected each year for a three-year term. The terms of directors in one class expire in 2002. The three directors in this class have been nominated for election for terms expiring in 2005. All of the nominees have consented to serve if elected. All are present members of the Board. Pursuant to the provisions of the Company’s Bylaws, the Board has by resolution set the number of directors comprising the full Board at 12.

Proxies cannot be voted for more than three persons. The persons named on the enclosed proxy card will vote for the nominees named in this Proxy Statement, unless otherwise instructed by a shareholder. If any nominee becomes unable or unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card have discretionary authority to vote for a substitute nominee or nominees. It is anticipated that all nominees will be available for election.

Information about each nominee for election at this meeting and each director continuing in office is given below. The dates shown for service as a director include service as a director of The Detroit Edison Company (“Detroit Edison”), DTE’s former corporate parent and, as a result of a share exchange, now a wholly owned subsidiary of DTE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES

FOR ELECTION AT THIS MEETING.

Nominees for Election at this Meeting for Terms Expiring in 2005

Lillian Bauder, age 62 Director since 1986
• Vice President for Corporate Affairs, MASCO Corporation, Taylor, Michigan, and President, MASCO Corporation Foundation (1996)
• Director of DTE, Comerica Incorporated and director or trustee of many community and professional organizations
• Rutgers University (B.A. from Douglass College) and University of Michigan (M.A. and Ph.D.)
• Committees: Audit, Nuclear Review, Executive and Public Responsibility (Chair)
David Bing, age 58 Director since 1985
• Chairman of The Bing Group, Detroit, Michigan. The Bing Group consists of Bing Corporate Services, Bing-Lear Manufacturing Group and Bing Metals Group
• Director of DTE, Cardinal Health, Lear Corporation and Steelcase Inc.
• Played professional basketball for 12 years; advisor to many youth groups and director or trustee of many community and professional organizations
• Syracuse University (B.A.)
• Committees: Audit (Chair), Organization and Compensation and Special Committee on Compensation (Chair)

Howard F. Sims, age 68 Director since 2001
• Chairman of the Sims Design Group Inc., Principal of SDG Associates, PLLC and SDGdesign, Inc.
• Director of DTE, Comerica Incorporated and director or trustee of many community and professional organizations.
• University of Michigan (B.A. in architecture, M.A. in architecture) and Eastern Michigan University (Honorary Doctorate of Public Service).
• Committee: Corporate Governance

Directors Whose Present Terms Continue Until 2003

Alfred R. Glancy III, age 64 Director since 2001
• Retired Chairman and Chief Executive Officer, MCN Energy Group Inc. (2001); Chairman, Unico Investment Company (Seattle, Washington)
• Director of DTE, Shorebank Corporation and director or trustee of many community and professional organizations.
• Princeton University (B.A. in economics) and Harvard Business School (M.B.A.)
• Committee: Finance
John E. Lobbia, age 60 Director since 1988
• Retired Chairman of the Board and Chief Executive Officer, DTE (1998)
• Director of DTE and Rouge Industries and director or trustee of many community and professional organizations
• University of Detroit (B.A. in electrical engineering)
• Committees: Finance and Nuclear Review
Eugene A. Miller, age 64 Director since 1989
• Chairman, Comerica Incorporated and Comerica Bank, Detroit, Michigan
• Director of DTE, Comerica Incorporated and Amerisure Companies and director or trustee of many community and professional organizations
• Detroit Institute of Technology (B.B.A.)
• Committees: Corporate Governance (Chair), Executive, Finance and Organization and Compensation
Charles W. Pryor, Jr., age 57 Director since 1999
• President and Chief Executive Officer, Westinghouse Electric Company, a wholly-owned company of British Nuclear Fuels, plc (1997)
• Director of DTE and director or trustee of many community and professional organizations
• Virginia Tech (B.S. in civil engineering, M.S. and Ph.D. in structural engineering) and Northeastern University (Executive M.B.A.)
• Committee: Nuclear Review (Chair)

Directors Whose Present Terms Continue Until 2004

Terence E. Adderley, age 68 Director since 1987
• Chairman and Chief Executive Officer, Kelly Services, Inc., Troy, Michigan
• Director of DTE and Kelly Services, Inc. and director or trustee of many community and professional organizations
• University of Michigan (B.B.A. and M.B.A.)
• Committees: Executive, Finance and Organization and Compensation (Chair)
Anthony F. Earley, Jr., age 52 Director since 1994
• Chairman of the Board and Chief Executive Officer (1998) and President and Chief Operating Officer, DTE
• Formerly President and Chief Operating Officer, Long Island Lighting Company, New York
• Director of DTE, Comerica Incorporated, Mutual of America Capital Management Corporation, Masco Corporation and Plug Power, Inc. and director or trustee of many community and professional organizations
• University of Notre Dame (B.S. in physics, M.S. in engineering and J.D.)
• Committee: Executive (Chair)
Allan D. Gilmour, age 67 Director since 1995
• Retired Vice Chairman of the Board, Ford Motor Company
• Director of DTE, The Dow Chemical Company, Inc., Prudential Financial, Inc. and Whirlpool Corporation and director or trustee of many community and professional organizations
• Harvard University (B.A. in economics) and University of Michigan (M.B.A.)
• Committees: Corporate Governance, Executive, Finance (Chair), Organization and Compensation and Special Committee on Compensation
Frank M. Hennessey, age 63 Director since 2001
• Chairman of Emco Limited and former Vice Chairman and Chief Executive Officer of MascoTech, Inc.
• Director of DTE, Chairman of Detroit Regional Chamber and director or trustee of many community and professional organizations
• Northeastern University (B.S.)
• Committee: Audit

Theodore S. Leipprandt, age 68 Director since 1990
• Retired President and Chief Executive Officer and Marketing Specialist, Cooperative Elevator Company, Pigeon, Michigan
• Director of DTE, past president of Michigan Agri-Business Association and Michigan 4-H Foundation Board of Trustees and director or trustee of many church, community and professional organizations
• Michigan State University (B.S. in animal science)
• Committees: Audit, Public Responsibility and Nuclear Review

Board and Board Committees

General

•	The Board met 8 times in 2001. Most of the directors attended 100% of the Board and committee meetings. However, Messrs. Lobbia and Adderley, due to extraordinary personal circumstances during 2001, attended 67% and 70%, respectively, of the meetings, despite their near 100% attendance in prior years as Directors.

•	The Board has standing committees for Audit, Executive, Finance, Organization and Compensation, Public Responsibility, Corporate Governance, Nuclear Review and a Special Committee on Compensation.

•	With the exception of the Executive Committee, which has the authority to act on most matters when the Board is not in session, and the Special Committee on Compensation, which has authority to act on certain compensation matters, the committees act in an advisory capacity to the full Board.

Audit Committee

•	Comprised entirely of outside directors. Reviews scope of the annual audit and the annual audit report of the independent auditors.
•	Reviews accounting policies and system of internal controls.
•	Recommends the firm of independent auditors to perform such audits.
•	Considers non-audit functions performed by the independent auditors.
•	Reviews the scope of work performed by the internal audit staff.
•	Recommends special studies or actions.
•	5 meetings in 2001.

Executive Committee

•	Has authority to act on most matters when the Board is not in session.
•	Did not meet in 2001.

Finance Committee

•	Comprised entirely of outside directors. Reviews matters related to the capital structure.
•	Recommends dividend policy.
•	Reviews financial planning policies and goals.
•	Reviews and approves the annual operating plan and capital budget.
•	6 meetings in 2001.

Corporate Governance Committee

•	Comprised entirely of outside directors. Reviews and assists the full Board with corporate governance matters.
•	Considers the organizational structure of the Board.
•	Assists the full Board in the selection of the nominees for the Board.
•	Reviews nominations from shareholders. The Bylaws of the Company require that recommendations for nominations be in writing and addressed to the Corporate Secretary of the Company at its principal business address. Recommendations should include (a) the qualifications of the proposed nominee to serve on the Board, (b) the principal occupations and employment of the proposed nominee during the past five years, (c) each directorship currently held by the proposed nominee and

(d) a statement from the proposed nominee that he or she has consented to the submission of the recommendation.
•	3 meetings in 2001.

Nuclear Review Committee

•	Comprised entirely of outside directors. Provides non-management oversight and review of Detroit Edison’s Fermi 2 nuclear power plant.
•	4 meetings in 2001.

Organization and Compensation Committee

•	Comprised entirely of outside directors. Reviews recommendations and approves, subject to Board approval, the compensation for vice presidents and higher and certain other executives.
•	Assists in the selection of officers to assure that there are successors for each office.
•	6 meetings in 2001.

Public Responsibility Committee

•	Comprised entirely of outside directors. Monitors the Company’s performance as a responsible corporate citizen including its performance with respect to people.
•	2 meetings in 2001.

Special Committee on Compensation

•	Comprised entirely of outside directors. Administers the Stock Incentive Plan and the Annual Incentive Plan in accordance with certain Internal Revenue Code (“IRC”) requirements.
•	7 meetings in 2001.

Annual Board Compensation

•	Cash Compensation

•	Cash retainer of $50,000.
•	Committee chair retainer of $5,000 per committee.
•	No committee member retainer.
•	No meeting fees.
•	Employee directors receive no payment for service as directors. All directors are reimbursed for out-of-pocket expenses incurred to attend meetings.

•	Equity Compensation

•	1,000 shares of phantom common stock with all imputed dividends reinvested under the DTE Deferred Stock Compensation Plan for Non-Employee Directors.
•	1,000 non-qualified stock options.
•	Payouts from this account occur only after the date a Director terminates his or her service on the Board for any reason.

•	Directors’ Retirement Plan

•	The directors’ retirement plan has been eliminated. Benefits were frozen as of December 31, 1998, and all non-employee directors were deemed vested on that date. No further benefits will be accrued.

•	Plan for Deferring the Payment of Director Fees

•	DTE maintains an unfunded deferred compensation plan, which permits non-employee directors to defer receipt of any part of their annual retainer.
•	Directors have two investment options. Deferred fees may accrue in an unfunded account for future payment with interest accrued monthly at the 5-year U.S. Treasury Bond rate. They may also be invested in phantom shares of DTE common stock with all imputed dividends reinvested.

Security Ownership of Management and Board

		Amount and Nature of
		Beneficial Ownership
Title of Class	Name of Beneficial Owners	as of December 31, 2001 (1)

Common	Terence E. Adderley	10,287	(2)

Common	Gerard M. Anderson	157,437	(3)

Common	Lillian Bauder	7,076	(2)

Common	David Bing	7,422	(2)

Common	Robert J. Buckler	160,897	(3)

Common	Anthony F. Earley, Jr.	357,900	(3)

Common	Stephen E. Ewing	81,080	(3)

Common	Larry G. Garberding	109,879	(3)

Common	Allan D. Gilmour	6,493	(2)

Common	Alfred R. Glancy III	195,359	(2)(4)

Common	Frank M. Hennessey	3,888	(2)

Common	Theodore S. Leipprandt	6,888	(2)

Common	John E. Lobbia	62,970	(2)(5)

Common	Eugene A. Miller	10,260	(2)

Common	Charles W. Pryor, Jr.	3,328	(2)

Common	Howard F. Sims	3,895	(2)

Common	Directors and officers as a group (22 persons)	1,460,028	(2)(3)(4)

(1)	Directors and officers owned not more than 1% individually and in the aggregate of the outstanding common stock of the Company or its affiliates. Voting power and investment power in many instances are shared with a joint tenant, generally a spouse.

(2)	Includes phantom shares acquired by non-employee directors (a) as compensation under the DTE Deferred Stock Compensation Plan for Non-Employee Directors and (b) through participation in the Plan for Deferring the Payment of Directors’ Fees, both described above. As of December 31, 2001, each non-employee director had received 3,092 phantom shares of DTE common stock as compensation, including imputed dividends, under the Deferred Stock Compensation Plan, except Messrs. Lobbia and Pryor who each had received 2,028 shares, and Messrs. Glancy, Hennessey and Sims who each had received 1,012 shares. In addition, pursuant to the DTE Plan for Deferring the Payment of Directors’ Fees, certain non-employee directors had elected to defer all or a portion of their retainers and committee fees and invested the fees in phantom shares of DTE common stock. As of December 31, 2001, Directors Adderley, Bing, Miller, Hennessey and Sims had 3,794; 1,529; 3,767; 690; and 690 phantom shares, respectively, as a result of their investment choice.

(3)	Includes options for 228,500, 111,250, 111,250, 77,750 and 689,500 shares of common stock that Messrs. Earley, Anderson, Buckler, Garberding and officers and directors as a group, respectively, have the right to acquire within 90 days of December 31, 2001. Also includes (a) performance shares awarded under the Stock Incentive Plan and (b) phantom shares deemed to be held pursuant to the Detroit Edison Savings Reparation Plan as follows: Mr. Earley (45,000 performance shares and 4,826 phantom shares); Mr. Anderson (16,000 performance shares and 1,698 phantom shares); Mr. Buckler (16,000 performance shares and 4,451 phantom shares); Mr. Ewing (16,000 performance shares and 0 phantom shares); Mr. Garberding (8,000 performance shares and 3,680 phantom shares); and directors and officers as a group (125,500 performance shares and 16,303 phantom shares). The directors and officers do not have the ability to acquire the performance shares and phantom shares within 90 days of December 31, 2001. The performance share numbers assume that target levels of performance are achieved and the performance shares are subject to forfeiture.

(4)	Includes 62,424 options to acquire DTE common stock and received in the merger with MCN Energy Group (“MCN”) in exchange for employee stock options to acquire 100,000 shares of MCN common stock.

(5)	Includes 35,000 options to acquire common stock awarded to Mr. Lobbia while he was Chairman of the Board and Chief Executive Officer of DTE.

Security Ownership of Certain Beneficial Owners

		Amount and Nature of	Percent
Title of Class	Name of Beneficial Owners	Beneficial Ownership*	of Class

Common Stock	Capital Research and Management Company	8,406,600	5.2
	333 South Hope Street
	Los Angeles CA 90071

*	Capital Research and Management Company has reported on Schedule 13G that, at December 31, 2001, it is the beneficial owner of, with investment power over, 8,406,600 shares of the Company’s common stock as a result of acting as an investment advisor to various investment companies. The report indicated that the shares are held solely for investment purposes in the ordinary course of business and not with the purpose or effect of changing or influencing control.

Report of the Organization and Compensation Committee

The Organization and Compensation Committee (“Committee”) of the Board is made up of four outside directors. The Committee reviews recommendations and approves, subject to Board agreement, the compensation of those executives who are at the level of vice president and higher and certain other executives, including the individuals whose compensation is detailed in this Proxy Statement, except for components of executive compensation that are administered by the Special Committee on Compensation to satisfy Internal Revenue Code requirements regarding the deductibility of executive compensation.

The Committee retains a consultant independent of the Company to continually review the executive compensation program for alignment with the executive compensation philosophy and framework. The following questions and answers discuss the executive compensation philosophy and framework along with the details of the program elements.

Q:  What is our executive compensation philosophy and framework?

A: •	Focus: The Company’s executive compensation philosophy and framework focuses on linking a significant portion of executive total compensation to DTE’s performance and achievement of corporate goals. Consequently, the total compensation package places more emphasis on short- and long-term incentive plans that reward value-added contributions, and less emphasis on fixed elements of compensation, such as base salary and benefits. This approach ties executive interests to shareholder interests, and, through a mix of annual and multi-year incentive structures, encourages both near-term results and successful strategic planning.

•	Competitive Position: The Committee’s goals include maintaining a total compensation program that is competitive within DTE’s Comparative Market (defined below). A competitive position will enhance DTE’s recruiting and retention efforts and serve as a basis for setting appropriate salary and incentive pay benchmarks.

•	Compensation Opportunity: In addition to award-specific performance measures, which are tied to corporate goals such as total shareholder return, earnings per share growth, and, customer satisfaction, among others, the Committee considers several factors when setting base salary and establishing other elements of an executive’s compensation opportunity. Those factors include (i) the responsibilities of the executive’s position, (ii) the experience and performance of the individual, (iii) competition for executive talent and retention issues, and (iv) comparisons to comparable positions at other energy and non-energy companies in the Comparative Market.

•	Program: The key elements of the compensation program are base salary, the Annual Incentive Plan, and the Stock Incentive Plan. In 1999 performance restricted stock and option grants were made under the Stock Incentive Plan; in 2000 awards consisted of option grants and performance shares; and in 2001 awards consisted of option grants, performance shares, and time based restricted stock. Policies concerning each of these elements, including the basis for the compensation awarded to Mr. Earley, are discussed below.

•	Special Committee on Compensation: The Special Committee on Compensation, composed solely of outside directors, makes awards to executives under the Stock Incentive Plan and the Annual Incentive Plan in order to address certain Internal Revenue Code deduction limits that otherwise could apply to the Company. Awards made by the Special Committee on Compensation are considered by the Organization and Compensation Committee in determining overall compensation policy.

Q:  What is DTE’s Comparative Market?

A:	Under the executive compensation framework, the Comparative Market consists primarily of utilities (including utility holding companies) selected on the basis of revenues generated, availability of compensation information, financial performance and geographic area, as well as energy marketing companies, broad-based energy resources companies and significant non-energy related companies in the geographic area.

Q:  How do we determine base salary?

A:	Ranges are used for base salaries that target median base salaries within the Comparative Market. Appropriate methods of measurement are used to take into account differences in company size and scope. The ranges established are designed to allow adequate differentiation for (i) individual potential, (ii) contributions made, and (iii) the length of time the executive has been in his or her position. Salary ranges are assessed periodically to keep pace with market movement. As noted above, in setting individual salary levels, several factors are used. Mr. Earley’s 2001 salary was set taking into account Mr. Earley’s responsibilities, experience and performance, as well as competition for executive talent, retention objectives and comparisons to similar positions in the Comparative Market.

Q:  Is any of the executives’ compensation at risk?

A:	Yes, the Company has both annual and long-term incentive plans that put a significant amount of the executives’ compensation at risk.

Q:  How do we determine annual incentive?

A:	Cash awards are made under the Annual Incentive Plan. In 2001, the Annual Incentive Plan had five annual measures weighted as follows: return on equity (50%), cash flow (20%), diversity (10%), safety (10%) and customer satisfaction (10%). Threshold minimum levels must be attained for a given performance measure before any compensation becomes payable on account of the measure. Based on market comparisons, each position is assigned a target award expressed as a percentage of base salary. Award amounts paid to each officer are determined as follows: Performance for each measure is combined for an overall corporate performance factor. This factor is multiplied by each officer’s target award. For 2001 awards, the product of this calculation for each executive was adjusted upward or downward, based on the executive’s individual performance. Based on achievement of performance measures, the corporate performance portion of the 2001 awards was earned at a rate of 142% of target. Mr. Earley’s target award had been set at 75% for a 106.5% initial calculation. In accordance with the plan, the 106.5% was further adjusted by an additional 15% for Mr. Earley based on his individual performance for 2001 which equaled an award of $1,100,000.

Q:  How do we use compensation to focus management on long-term value?

A:	Stock-based awards made under the Stock Incentive Plan focus on long-term value.

•	Background and Structure: The Stock Incentive Plan, which was approved by the Shareholders, rewards long-term growth and profitability by providing a vehicle through which officers, other key employees and outside directors may receive stock-based compensation. Stock-based compensation directly links individual performance with shareholder interests. Performance-based vesting and similar requirements for earning certain awards further emphasize achievement of corporate goals. The Special Committee on Compensation independently administers the Stock Incentive Plan. The sizes of awards made during 2001, including awards to Mr. Earley, were determined by reference to executive level, responsibility, retention issues, market competitiveness and contributions to the overall success of the Company.

•	Performance Shares: Performance shares were awarded under the Stock Incentive Plan in 2000 and 2001. The performance shares entitle the executive to receive a specified number of shares, or a cash payment equal to the fair market value of the shares, depending on the level of achievement of performance measures. The performance measurement period for the 2000 awards is January 1, 2000 through December 31, 2003. Payments earned under the 2000 awards will be based on four performance measures weighted as follows: (1) total shareholder return vs. shareholder return of the companies in the Dow Jones Electric Utility Industry Group as of the date of grant (50%), (2) earnings per share growth (25%), (3) employee satisfaction (15%), and (4) nuclear plant performance achievement (10%). The performance measurement period for the 2001 awards is January 1, 2001 through December 31, 2003. Payments earned under the 2001 awards will be based on three performance measures weighted as follows: (1) earnings per share growth (60%), (2) total shareholder return vs. shareholder return of the companies in the Standard & Poors Electric Utility Index as of the date of grant (25%), and (3) employee satisfaction (15%).

•	Performance Restricted Stock: In 1998 and 1999, performance restricted stock awards were made, with restriction periods ending on December 31, 2001, and December 31, 2002, respectively. In 2001, vesting of awards, including Mr. Earley’s award, was determined after consideration of the achievement of performance measures for the restriction period which were related to total shareholder return, customer satisfaction, production cost, and nuclear plant performance. Based upon the achievement of the measures, at December 31, 2001, 39.2% of the award vested. In 2002, vesting will be determined after consideration of achievement of performance measures for the restriction period which are related to total shareholder return, cash flow, nuclear plant performance and earnings growth.

•	Stock options: In 1999, 2000, and 2001, the Special Committee on Compensation awarded non-qualified stock options as part of the continuing program to link executive compensation to overall performance.

•	Time based restricted stock: In 2001 restricted stock awards were made with the restriction period ending on December 31, 2003. The only vesting requirement is continued employment throughout the restriction period.

Q:	How have we responded to Internal Revenue Service limits on deductibility of compensation?

A:	Under Section 162(m) of the Internal Revenue Code, the Company cannot deduct executive compensation over $1 million on its Federal income tax return unless it is (1) based on performance and (2) paid under a program that meets Internal Revenue Code requirements. Continued reliance on performance-based compensation programs designed to fulfill future corporate business objectives at all levels of the Company is expected. Although generally these programs are designed to satisfy the requirements of Section 162(m), it may be appropriate in certain circumstances to use performance-based plans that may not meet all of the Internal Revenue Code requirements or for the Committee to consider deferral programs for compensation in excess of $1 million. Flexibility is especially important as the utility industry becomes less regulated and DTE works to develop its business in this environment. Amendments to the Annual Incentive Plan and Stock Incentive Plan previously approved by the shareholders are designed to provide the maximum opportunity for use of the performance-based compensation exception.

Organization and Compensation Committee

Terence E. Adderley, Chair
David Bing
Allan D. Gilmour
Eugene A. Miller

Summary Compensation Table

		Annual Compensation		Long Term Compensation

				Awards		Payouts

				Restricted
				Stock	Securities	Stock Incentive
Name and Principal Position				Awards	Underlying	Plan Payouts
in 2001	Year	Salary($)	Bonus($)(1)	($)(2)	Options(#)	($)(3)

Anthony F. Earley, Jr.	2001	$878,461	$1,100,000	$1,149,250	75,000	$162,954
Chairman of the Board,	2000	793,269	1,105,971		165,000	112,298
Chief Executive Officer	1999	705,193	494,418		34,000	127,952
and President and Chief Operating Officer

Gerard M. Anderson	2001	$464,616	$383,755	$275,820	30,000	$125,292
President and Chief	2000	436,844	389,610		75,000	92,332
Operating Officer DTE	1999	384,116	166,553		25,000	88,392
Energy Resources

Robert J. Buckler	2001	$464,616	$383,755	$275,820	30,000	$73,329
President and Chief	2000	436,948	389,610		75,000	49,910
Operating Officer DTE	1999	384,116	166,553		25,000	49,759
Energy Distribution

Stephen E. Ewing	2001	$253,077	$383,755	$2,574,320	105,000	$0
President and Chief
Operating Officer
DTE Energy Gas(5)

Larry G. Garberding	2001	$440,577	$319,500	$137,910	20,000	$73,329
Executive Vice	2000	409,615	365,581		45,000	62,388
President	1999	389,615	144,352		15,000	71,084

[Additional columns below]

[Continued from above table, first column(s) repeated]

All
Other
Name and Principal Position	Compensation
in 2001	($)(4)

Anthony F. Earley, Jr.	$51,959
Chairman of the Board,	48,109
Chief Executive Officer	36,985
and President and Chief Operating Officer

Gerard M. Anderson	$24,840
President and Chief	24,137
Operating Officer DTE	21,216
Energy Resources

Robert J. Buckler	$27,769
President and Chief	26,463
Operating Officer DTE	23,211
Energy Distribution

Stephen E. Ewing	$0
President and Chief
Operating Officer
DTE Energy Gas(5)

Larry G. Garberding	$26,064
Executive Vice	25,311
President	23,869

(1)	For 1999, includes awards for Messrs. Earley, Anderson, Buckler, and Garberding under the Shareholder Value Improvement Plan (which was discontinued for executives as of December 31, 1999), the Annual Incentive Plan, and the special award for 1999 made in recognition of contributions toward strategic goals, including the acquisition of natural gas capability with the agreement to acquire the MCN Energy Group.

(2)	The number and value of the aggregate performance restricted stock held as of December 31, 2001 by the named officers, based on the market value on that day without giving effect to the diminution of value attributed to restrictions on such stock, are: Mr. Earley, 25,000 shares or $1,048,500; Mr. Anderson, 15,750 shares or $660,555; Mr. Buckler, 14,500 shares or $608,130; and Mr. Garberding, 9,500 shares or $398,430. The aggregate number of shares of performance restricted stock for the above officers is 64,750 shares or $2,715,615. The restricted stock awarded during 2001 are non-performance based and are valued as of June 26, 2001, the date the award was made. The number and value of the aggregate non-performance restricted stock held as of December 31, 2001 by the named officers based on the market value on that day are: Mr. Earley, 25,000 shares or $1,048,500; Mr. Anderson, 6,000 shares or $251,640; Mr. Buckler, 6,000 shares or $251,640; Mr. Ewing, 56,000 shares or $2,348,640; and Mr. Garberding, 3,000 shares or $125,820. The aggregate number of non-performance restricted stock for the above officers is 96,000 shares or $4,026,240. The holders of restricted stock receive the same cash dividends as other shareholders owning the common stock. All restricted stock will vest in the event of a change in control of the Company.

(3)	Includes the value at January 18, 2000, and February 23, 2001, and February 27, 2002 (the dates that performance was certified), of the final portion of the 1996 and 1997 and 1998 Stock Incentive Plan awards which became unrestricted as the result of meeting the performance criteria based on total shareholder return, customer satisfaction and production cost. In addition, for Mr. Anderson, includes the value at January 18, 2000, and January 16, 2001 and February 27, 2002 (the dates that performance was certified), of a 1997 performance restricted stock grant that vested as a result of the performance of an affiliate.

(4)	Includes matching contributions by Detroit Edison to the SSOP. Under the SSOP, which is a qualified defined-contribution plan, Detroit Edison makes matching contributions periodically on behalf of the participants. These matching contributions are limited to 6% of a participant’s base salary up to $170,000 for 2001. For 2001, Messrs. Earley, Anderson, Buckler and Garberding were credited with matching contributions of $10,448, $10,200, $10,200, and $10,328 respectively. Also includes amounts matched by Detroit Edison pursuant to the Supplemental Savings Plan. The Supplemental Savings Plan provides that up to 18% of compensation in excess of $170,000 for 2001 may be deferred. Matching contributions are limited to 6% of the salary in excess of this amount. The value of the account will appreciate or depreciate based on the market value attributed to the employee’s account. Supplemental Savings Plan account balances are paid only in cash to participants upon termination of employment. For 2001, Messrs. Earley, Anderson, Buckler and Garberding, were credited with matching Supplemental Savings Plan contributions of $41,511, $14,640, $17,569 and $15,736, respectively.

(5)	The amounts for Mr. Ewing reflect compensation received from DTE beginning June 1, 2001. Prior to June 1, 2001, Mr. Ewing was employed by MCN.

Stock Incentive Plan — Awards in the Last Fiscal Year

	Number of Performance Shares

				Performance Period
Name	Threshold	Target	Maximum	Until Payout

Anthony F. Earley, Jr.	0	25,000	50,000	3 years

Gerard M. Anderson	0	6,000	12,000	3 years

Robert J. Buckler	0	6,000	12,000	3 years

Stephen E. Ewing	0	16,000	32,000	3 and 4 years

Larry G. Garberding	0	3,000	6,000	3 years

The performance share awards shown in the table above were made in 2001 pursuant to the Stock Incentive Plan. Each performance share earned will be settled with one share of DTE common stock or for an amount of cash equal to the fair market value of a share of DTE common stock on the date the performance shares are earned. Thus, performance shares are not currently outstanding shares of DTE common stock. As described in the Report of the Organization and Compensation Committee, at the end of the performance period, some or all of such performance shares may be earned based on the level of attainment of the performance criteria. The performance period for each of the named individuals is three-years, except 10,000 of Mr. Ewing’s performance shares are subject to a four-year period. If minimum performance levels are not met, no performance shares will be earned and the payout will be zero. The number of performance shares shown in the table in the column entitled “Target” reflects attainment of 50% of the maximum performance level under the criteria established for the awards, and the number of performance shares shown in the table in the column entitled “Maximum” reflect attainment of 100% of the maximum performance level under the criteria. The three criteria for each of the 2001 awards are: (1) earnings per share growth (60%), (2) total shareholder returns vs. shareholder return of the companies in the Standard & Poors Electric Utility Index as of the date of grant (25%), and (3) employee satisfaction (15%).

All performance shares will be earned in the event of a change in control of the Company, with the amount payable under the awards being based on greater of target or actual levels of performance through the date of the change in control.

The following table provides information about stock option grants in 2001 for the named executive officers.

Stock Incentive Plan - Option Grants in Last Fiscal Year

		Percent of
		Total Options
	Number of Securities	Granted to	Exercise		Grant Date
	Underlying Options	Employees in	Price	Expiration	Value
Name	Granted (#)(1)	Fiscal Year	($/Sh)(2)	Date	($)(3)

Anthony F. Earley, Jr.	75,000	5.0%	$38.77	March 13, 2011	$508,500

Gerard M. Anderson	30,000	2.0	$38.77	March 13, 2011	$203,400

Robert J. Buckler	30,000	2.0	$38.77	March 13, 2011	$203,400

Stephen E. Ewing	105,000	7.1	$45.28	June 25, 2011	$993,300

Larry G. Garberding	20,000	1.3	$38.77	March 13, 2011	$135,600

(1)	50% of the options become exercisable one year from the date of grant, with an additional 25% becoming exercisable on the succeeding anniversary date of the grant for the next year and the final 25% becoming exercisable on the third anniversary date of the grant. All options will expire if not exercised before the expiration date shown above and may expire sooner in the event of termination of employment in certain circumstances.

Options may be terminated by the Company in the event that an optionee acts in a manner adverse to the Company’s best interests.

All stock options become immediately exercisable in the event of a change in control of the Company.

(2)	The exercise price of the stock options is the average of the high and low stock prices on the New York Stock Exchange Composite Index on the date of grant, which was March 14, 2001 for Messrs. Earley, Anderson, Buckler and Garberding, and June 26, 2001 for Mr. Ewing. Stock appreciation rights were not granted in 2001.

(3)	The fair value for these options was estimated at the date of grant, stated in Note 2 above, using a modified Black/Scholes option pricing model — American Style. For Messrs. Earley, Anderson, Buckler and Garberding the assumptions used to estimate the fair value are a risk-free interest rate of 5.137%, a dividend yield of 5.35%, an expected volatility of 19.66% and an expected life of ten years. For Mr. Ewing, the assumptions used to estimate the fair value are a risk-free interest rate of 5.528%, a dividend yield of 4.48%, an expected volatility of 19.84% and an expected life of ten years. The fair value of the options granted on March 14, 2001 to Messrs. Earley, Anderson, Buckler and Garberding was $6.78 per option, and for the options granted on June 26, 2001 to Mr. Ewing was $9.46 per option. The final value of the option, if any, will depend on the future value of the common stock and the optionee’s decisions with respect to such options. The methodology of valuing these options is consistent with the methodology used for the Company’s financial statements contained in the 2001 Annual Report. However, the fair value per option, as reported in Note 15 of the 2001 Annual Report, is based on the weighted average of all options granted throughout 2001 to all DTE employees.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

	Shares		Number of Securities	Value of Unexercised
	Acquired	Value	Underlying Unexercised	In-the-Money Options
	on Exercise	Realized	Options at Fiscal Year End	at Fiscal Year End
Name	(#)	($)	(#) Exercisable/Unexercisable	($) Exercisable/Unexercisable(1)

Anthony F. Earley, Jr.	0	0	143,250/180,750	$1,294,556/$1,115,869

Gerard M. Anderson	0	0	72,500/82,500	$604,525/$478,675

Robert J. Buckler	0	0	72,500/82,500	$604,525/$478,675

Stephen E. Ewing	0	0	0/105,000	$0/$0

Larry G. Garberding	0	0	52,500/52,500	$475,125/$296,900

(1)	Dollar amounts as of December 31, 2001.

Pension Plan Table

Average	Years of Benefit Service
Final
Compensation	5	10	15	20	25	30	35	40	45

$350,000	24,500	157,500	175,000	192,500	210,000	218,750	227,500	236,250	245,000
400,000	28,000	180,000	200,000	220,000	240,000	250,000	260,000	270,000	280,000
450,000	31,500	202,500	225,000	247,500	270,000	281,250	292,500	303,750	315,000
500,000	35,000	225,000	250,000	275,000	300,000	312,500	325,000	337,500	350,000
550,000	38,500	247,500	275,000	302,500	330,000	343,750	357,500	371,250	385,000
600,000	42,000	270,000	300,000	330,000	360,000	375,000	390,000	405,000	420,000
650,000	45,500	292,500	325,000	357,500	390,000	406,250	422,500	438,750	455,000
700,000	49,000	315,000	350,000	385,000	420,000	437,500	455,000	472,500	490,000
750,000	52,500	337,500	375,000	412,500	450,000	468,750	487,500	506,250	525,000
800,000	56,000	360,000	400,000	440,000	480,000	500,000	520,000	540,000	560,000
850,000	59,500	382,500	425,000	467,500	510,000	531,250	552,500	573,750	595,000
900,000	63,000	405,000	450,000	495,000	540,000	562,500	585,000	607,500	630,000
950,000	66,500	427,500	475,000	522,500	570,000	593,750	617,500	641,250	665,000
1,000,000	70,000	450,000	500,000	550,000	600,000	625,000	650,000	675,000	700,000
1,050,000	73,500	472,500	525,000	577,500	630,000	656,250	682,500	708,750	735,000
1,100,000	77,000	495,000	550,000	605,000	660,000	687,500	715,000	742,500	770,000
1,150,000	80,500	517,500	575,000	632,500	690,000	718,750	747,500	776,250	805,000
1,200,000	84,000	540,000	600,000	660,000	720,000	750,000	780,000	810,000	840,000

Note:	The above includes benefits payable by the Detroit Edison Employees Retirement Plan (the “Retirement Plan”), a tax-qualified defined benefit pension plan, as well as directly by Detroit Edison pursuant to several non-qualified defined benefit supplemental plans. Covered compensation under the Retirement Plan was $170,000 in 2001. The supplemental plans consider compensation and provide benefits in excess of the IRC limits that apply to compensation and benefits under the Retirement Plan.

The following discussion pertains to Messrs. Earley, Anderson, Buckler and Garberding and the Pension Plan Table. Discussion of Mr. Ewing’s pension benefits follows below. Compensation used to calculate the benefits in the Pension Plan Table utilizes base salaries plus lump sums in lieu of base salary increases for the Retirement Plan portion of the calculation, and base salaries plus lump sums in lieu of base salary increases and, for earlier years, Shareholder Value Improvement Plan (“SVIP”) lump sums for the supplemental plans portion of the calculation. Since the SVIP was eliminated, lump sums awarded under the Annual Incentive Plan, which replaced the SVIP, are not included in the calculation; however 10% of base salary, which was the target for these individuals under the SVIP is included for the purpose of the calculation only. The 2001 amounts of compensation for Messrs. Earley, Anderson, Buckler and Garberding were $966,307, $511,077, $511,077 and $484,635, respectively. The plans require certain years of service before benefits under the plans vest with the individual. Under all plans, Messrs. Earley, Anderson, Buckler, and Garberding have 8, 8, 28 and 12 actual years of service, respectively. Messrs. Earley and Garberding have 15 and 25 years, respectively, of additional awarded service for the purpose of calculating benefits under one of the supplemental plans. Mr. Earley’s eligibility for the additional awarded service is subject to his meeting the eligibility requirements of that plan. The benefits are calculated based upon age, years of service (actual service and, for the supplemental plan referenced in the preceding two sentences, awarded service), final average compensation, management position at retirement and payment option selected. The form of benefit shown in the table is the annual benefit under a straight-life annuity with fifteen years’ payments guaranteed. Other actuarially equivalent forms of benefit are available under the Retirement Plan and the supplemental plans. Such benefits are not subject to any deductions for Social Security benefits. Effective January 1, 2001, DTE began implementation of a defined contribution approach to non-qualified retirement benefits, which may be payable in lieu of the benefits shown above in certain circumstances.

For 2001, pursuant to the terms of the merger agreement between DTE and MCN, the Company continued certain MCN benefit plans. The eligible salaried employees, including Mr. Ewing, from MCN and certain of its subsidiaries (the “Participating Companies”) continued to participate in a noncontributory, defined benefit retirement plan (the “MCN Retirement Plan”), under which benefits have been based upon years of service and final average monthly earnings. The Company also maintained the MCN Supplemental Retirement Plan, which provides for the payment of benefits that would otherwise be payable under the MCN Retirement Plan but for limitations imposed by Federal tax law on benefits paid by qualified plans. Average monthly earnings are calculated based on an individual’s base salary only. The 2001 amount of compensation for Mr. Ewing was $470,000. As of December 31, 2001, the Years of Service (rounded to the nearest whole year) for Mr. Ewing was 30 years. Based upon assumed years of service of 30 to 40 years, Mr. Ewing’s estimated annual pension benefit would range from $235,000 to $315,000. This estimated benefit is computed on a straight life annuity basis and is not subject to reduction for social security benefits.

For 2001, the Company also maintained the MCN Supplemental Death Benefit and Retirement Income Plan in which Mr. Ewing participated. Under this plan, at retirement an employee may elect to receive (i) annual supplemental retirement income equal to 20% of the employee’s final annual salary payable for a period of 10 years after the age of 62; or (ii) other available post retirement benefits that are actuarially equivalent to the 10-year payment option.

Stock Performance Graph

Comparison of Five Year Cumulative Shareholder Return
Value of $100 Invested December 31, 1996
(Includes Reinvested Dividends)

	1996	1997	1998	1999	2000	2001

DTE	$100.00	$114.81	$150.00	$116.23	$152.53	$172.78

S&P 500	$100.00	$133.36	$171.48	$207.56	$188.66	$166.24

DJEUIG	$100.00	$128.96	$148.37	$126.37	$199.97	$158.72

S&P 500 EUI	$100.00	$126.24	$145.78	$117.54	$180.34	$165.44

SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of our common stock against Standard & Poor’s 500 Stock Index and against either a published industry or line-of-business index or a group of peer issuers. DTE chose the Dow Jones Electric Utility Industry Group (“DJEUIG”) index for this comparison. The graph assumes an initial investment of $100 on December 31, 1996 in the DTE common stock, the S&P 500 Index and the DJEUIG index.

The DJEUIG has changed substantially over the past five years. A number of companies included in the index in 1996 are no longer included, either because they were dropped or because they merged into other companies. Also, Dow Jones expanded the Electric Utility Industry Group index from 62 to 66 companies during 2001. As a result, the index now includes a number of independent power producers, energy marketers and others whose performance does not represent the performance of integrated electric utilities. The Company believes that the 29 companies included in the S&P 500 Electric Utility Industry index, which is also shown in the above graph, is a more representative comparison.

Miscellaneous Employment Matters

In 1995, irrevocable trusts were established to provide a source of funds to assist DTE and Detroit Edison in meeting their liabilities under certain director and executive compensation plans described previously. DTE and Detroit Edison will make contributions to the trusts from time to time in amounts determined in accordance with the provisions of the trusts sufficient to pay benefits when due to participants under such plans. Notwithstanding the trusts, these plans are not qualified or funded and amounts on deposit in the trusts are subject to the claims of DTE’s or Detroit Edison’s general creditors, as the case may be.

The Company has entered into Change-in-Control Severance Agreements with certain officers including Messrs. Earley, Anderson, Buckler, Ewing and Garberding. Mr. Garberding’s contract is no longer in effect as he is retired. Generally, a change in control occurs for purposes of these agreements if the Company or its assets are acquired by another company or the Company merges with another company and less than 55% of the new or acquiring company’s combined voting stock is held by holders of the voting stock of the Company immediately prior to the change in control transaction. Certain other events, including significant acquisitions of Company stock or changes in the Board also constitute a change in control for this purpose.

The agreements for Messrs. Earley, Anderson, Buckler and Garberding provide for severance compensation in the event that the named executives are terminated (actually or constructively) as a result of, and within two years of, a change in control of the Company. The severance amounts equal 300% of base salary for Messrs. Earley, Anderson, Buckler and, prior to his retirement, Mr. Garberding plus target incentive payments under the Annual Incentive Plan. In addition, Messrs. Earley, Anderson, Buckler and Garberding would receive an additional two years of age and service for purposes of the Management Supplemental Benefit Plan (“MSBP”), continued welfare benefits for two years or an equivalent cash payment, additional protection under the Annual Incentive Plan and indemnification for any excise taxes. Those participants in the MSBP who meet certain age and service requirements would be eligible for an immediate benefit under the MSBP.

The agreement for Mr. Ewing provides for severance compensation in the event Mr. Ewing is terminated without cause at any time prior to June 1, 2004. It also provides for severance compensation if Mr. Ewing resigns for any reason prior to June 1, 2002 or resigns for good reason between June 1, 2002 and June 1, 2004. The severance amount for Mr. Ewing equals 300% of base salary plus 300% of the average annual bonus for 1997, 1998 and 1999. If Mr. Ewing’s severance becomes payable based upon a severance that occurs after May 31, 2002, the amount of cash severance will be reduced with the passage of time so that it becomes zero on May 31, 2004. In addition, Mr. Ewing will receive (i) additional supplemental retirement benefits under the MCN Energy Group Retirement Plan and the MichCon Supplemental Retirement plan based upon his then existing base salary through May 31, 2004, (ii) continued welfare benefits for three years, less the duration between May 31, 2004 and the severance date, (iii) 18 months of medical benefits as COBRA coverage and $25,000 in lieu of a second 18 months, and (iv) indemnification for any excise taxes. The agreement described in this paragraph replaced Mr. Ewing’s change of control agreement with MCN and is now the sole agreement between the Company and Mr. Ewing on the subject of severance compensation relating to a change in control transaction. He is not entitled to the benefits under any other Change-in-Control Severance Agreements provided to the other officers.

The Company established a revocable trust, which is currently unfunded, to provide a source of funds for amounts that may be owing pursuant to the Change-in-Control Severance Agreements. In addition, the Stock Incentive Plan provides that all options, restricted stock awards, performance shares and performance units will become exercisable or vested or will be earned (as applicable) on a change in control. Although this acceleration provision appears in the Stock Incentive Plan, the excise tax indemnification provisions of the Change-in-Control Severance Agreements (for officers covered by such Agreements) will apply to any taxes incurred as a result of the acceleration.

Messrs. Earley and Garberding have employment contracts with Detroit Edison. Mr. Earley’s contract provides that retirement benefits will be calculated to reflect a specified amount for full years of service prior to attaining eligibility in MSBP. Mr. Garberding retired on December 28, 2001. Mr. Garberding’s contract provided certain benefits for retiree health and life insurance and dependent life insurance.

Compensation Committee Interlocks and Insider Participation

Mr. Eugene A. Miller is the Chairman of Comerica Inc. of which Mr. Anthony F. Earley, Jr. is a director. Mr. Terence E. Adderley is the Chairman and Chief Executive Officer of Kelly Services, Inc. In 2001, the Company paid $596,540.86 to Kelly Services, Inc. for temporary help and consulting services. Both Mr. Miller and Mr. Adderley serve on the Organization and Compensation Committee. There are no interlocks with any other member of the Organization and Compensation Committee or any member of the Special Committee on Compensation.

Item 2. Ratification of Appointment of Independent Auditors

Subject to ratification by the shareholders, the Board has appointed Deloitte & Touche LLP as independent auditors of DTE for the year 2002. Deloitte & Touche LLP has performed this function since 1995.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will be afforded an opportunity to make a statement, if they desire, and to respond to appropriate questions from shareholders.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $2,264,000.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed by Deloitte & Touche for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2001 were $284,000.

All Other Fees

The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the year ended December 31, 2001 were $5,682,000, including audit related services of approximately $5,311,000 and non-audit services of $371,000. Audit related services include fees for SEC filings, including consents and comfort letters, consultation concerning internal control matters, audits of certain subsidiaries and benefit plans, and acquisition-related due diligence services. Non-audit services include tax services, consultation related to acquisitions and divestitures, and miscellaneous other services.

The audit committee has considered whether the provision of financial information systems design and implementation services and other services is compatible with maintaining the principal accountant’s independence.

Report of the Audit Committee

The Company has an Audit Committee comprised entirely of independent directors. The Board has adopted a written charter for the Audit Committee. The Audit Committee has discussed with independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. Disclosures regarding their independence as required by Independence Standards Board Statement No. 1 were received from the independent auditors and discussed with them. The Audit Committee has considered whether the services provided by the independent auditors other than those services relating to audit services are compatible with maintaining the independence of the accountants. The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management and the independent auditors. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2001.

Audit Committee

David Bing, Chair
Lillian Bauder
Frank M. Hennessey
Theodore S. Leipprandt

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS.

Item 3. Other Information

As to Other Business Which May Come Before the Meeting

Management of DTE does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their judgment on such business.

Certain Relationships and Related Transactions

Mr. Glancy was the Chairman of MCN at the time of the DTE/MCN merger. The Proxy Statement received by shareholders on or about April 9, 2001, provided detailed information with respect to the merger between MCN and DTE and discussed a termination and consulting agreement between DTE and Mr. Glancy. Under the agreement, Mr. Glancy will receive (i) a $25,000 monthly consulting fee, plus $500 for each hour of service he renders exceeding fifty hours per month, and (ii) an office with furnishings comparable to those Mr. Glancy had as Chairman of MCN until his 65th birthday. The agreement also states that Mr. Glancy will receive personal secretarial services for three days a week until he attains the age of 70. For as long as Mr. Glancy remains a member of the board of directors of DTE, a home security system shall be provided. In the event that the Internal Revenue Service determines or claims that any payments or benefits provided to Mr. Glancy constitute “excess parachute payments”, Mr. Glancy will receive a tax reimbursement payment in accordance with the agreement. In addition, DTE will indemnify Mr. Glancy from any actions, suits or proceedings in connection with the consulting agreement.

2003 Annual Meeting of Shareholders

•	Action from the floor: Under the Company’s Bylaws, if a shareholder wishes to ask the shareholders from the floor to consider business at an annual meeting, or to nominate a candidate for director from the floor at the meeting, the shareholder must give notice and certain information to the Corporate Secretary not less than 60 nor more than 90 days prior to the date of the annual meeting. The Company’s Bylaws also provide that the annual meeting of shareholders will be held on the fourth Wednesday of April in each year or at such other date as may be fixed by the Board. When the date for an annual meeting is fixed by the Board, it will be announced as soon as practicable after the date is fixed. (Also see page 8 for additional information on recommendations for nominations from shareholders.) These dates do not apply to shareholder proposals for inclusion in the Proxy Statement which are discussed below. Specific information regarding this requirement can be obtained from the Corporate Secretary of DTE.

•	Shareholder Proposals: Shareholder proposals to be considered for inclusion in the Proxy Statement for the 2003 Annual Meeting must be received by the Corporate Secretary of DTE at its principal business address no later than 5 p.m. Detroit time on November 27, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 requires the Company’s directors and officers to file reports of ownership and changes in ownership with respect to the securities of the Company and its affiliates with the SEC and to furnish copies of these reports to the Company. Based on a review of these reports and written representations from the Company’s directors and officers regarding the necessity of filing a report, the Company believes that during 2001 all filing requirements were met on a timely basis.

Solicitation of Proxies

DTE will pay the cost to solicit proxies. Directors and officers of DTE and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or via the internet. The Company paid $10,000 plus out-of-pocket expenses to Morrow & Co., Inc. to help distribute proxy materials and solicit votes in that same manner.

IMPORTANT

The interest and cooperation of all shareholders in the affairs of DTE are considered to be of the greatest importance by your management. Even though you expect to attend the annual meeting, it is urgently requested that, whether your share holdings are large or small, you promptly fill in, date, sign and return the enclosed proxy card in the envelope provided or vote by telephone or on the internet. If you will do so now, the Company will be saved the expense of follow-up notices.

Anthony F. Earley, Jr. Chairman and Chief Executive Officer

DTE Energy Company 2000 2nd Ave., Detroit, MI 48226-1279 Tel: 313.235.4000

March 21, 2002

Dear Fellow Shareholder:

As a Savings Plan participant, you own shares of DTE Energy Common Stock and you are entitled to direct Fidelity Management Trust Company to vote on your behalf at the April 24 Annual Meeting of the DTE Energy Company Common Stock shareholders. Use the enclosed form to show how you would like Fidelity to vote.

Shareholders will be voting on two issues at the April meeting. They will be asked to elect three members to the Company’s Board of Directors and ratify the appointment of Deloitte & Touche LLP as independent auditors for 2002.

By completing the voting form enclosed, you will be participating in an important decision-making process. If you do not complete the form, your shares will not be voted.

Please take the time to review the instruction provided, complete the form, and return it in the enclosed envelope.

Sincerely,

Enclosure

VOTE BY TELEPHONE

Have your voting instruction card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your voting instruction card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your voting instruction card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-800-542-1160	Vote by Internet Access the Website and cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!
Your telephone or internet vote must be received by 11:59 p.m. EDT on Thursday, April 18, 2002 to be counted in the final tabulation.

Your Control Number is:_________________________________

\/ Please fold and detach card at perforation before mailing. \/

DTE ENERGY COMPANY	Confidential Voting Instructions

This voting instruction card is sent to you on behalf of the Board of Directors of DTE Energy Company. Please complete this form on the reverse side, sign your name exactly as it appears below, and return it in the enclosed envelope.

As a participant in the DTE Energy Company Savings and Stock Ownership Plan, I hereby direct Fidelity Management Trust Company, as Trustee for the DTE Energy Company Savings and Stock Ownership Plan, to vote all shares of Common Stock of DTE Energy Company represented by my proportionate interest in the Trust at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 24, 2002, and at all adjournments thereof, upon the matters set forth on the reverse side and upon such other matters as may come before the meeting.

Only the Trustee can vote your shares, and the trustee only votes shares for which the Trustee has received voting instructions. Your shares cannot be voted in person at the Annual Meeting. How you vote these shares is confidential. The Trustee will not disclose how you have instructed the Trustee to vote.

Sign here as name appears to the left.

Date: , 2002

YOUR VOTE IS IMPORTANT!

If you do not vote by telephone or Internet, please sign and date this voting instruction card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Meeting.

\/      Please fold and detach card at perforation before mailing.      \/

DTE ENERGY COMPANY	Confidential Voting Instructions

The Trustee is directed to vote as specified below. If no direction is made, if the card is not signed, or if the card is not received by April 19, 2002, the shares credited to your account will not be voted. Unless you have voted by telephone or internet; or have returned a signed voting instruction card, the shares cannot be voted for you.

1.	Election of Directors Nominees:

(01) Lillian Bauder	(02) David Bing	(03) Howard F. Sims

FOR all nominees listed above	WITHHOLD authority to vote for	FOR all
	all nominees listed above	except

To withhold authority to vote for any individual nominee, mark “FOR all except” and write that nominee’s name on the line below.

2.	Independent Auditors

	FOR	AGAINST	ABSTAIN

INDIVIDUAL VOTING INSTRUCTIONS WILL BE KEPT CONFIDENTIAL

PROXY

Election of Directors: Nominees are	(01) Lillian Bauder	(02) David Bing
(03) Howard F. Sims

____________________________________________________________
*To withhold vote from any Nominee(s), write the name(s) above.

Your Board of Directors recommends a vote For Proposals 1 & 2.

		For	Withheld

1.	Election of Directors

		For	Against	Abstain

2.	Independent Auditors

The signature(s) below should correspond exactly with the name(s)
as shown on the left. Where stock is registered jointly in the names of two or more persons, ALL should sign. When signing as Attorney,
Executor, Administrator, Trustee, Guardian, or as Corporate Officer
on behalf of a corporation, please give full title as such.

________________________________________________________________________

________________________________________________________________________
Signature(s)                                                                                Date

Please detach proxy at perforation before mailing.
If you are voting by telephone or the internet, please do not mail your proxy.

Vote By Telephone	Vote By Internet	Vote By Mail

Call Toll-Free using a	Access the Website and	Return your proxy in the

Touch-Tone phone	cast your vote	postage-paid envelope

1-800-542-1160	http://www.votefast.com	provided

Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 11:59 p.m. eastern daylight time on April 23, 2002, to be counted in the final tabulation.

Your control number is __________________________________________________

Vote By Telephone
Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Internet
Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Mail
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Corporate Election Services, P.O. Box 535600, Pittsburgh, Pennsylvania 15253.

To Change Your Vote
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 11:59 p.m. eastern daylight time, April 23, 2002, will be the one counted. You may also revoke your proxy by voting in person at the annual meeting.

This Proxy is solicited on behalf of the Board of Directors.

Proxy	By signing on the other side, I (we) appoint Allan D. Gilmour, Frank M. Hennessey, Theodore S. Leipprandt, and any of them, as proxies to vote my (our) shares of Common Stock at the Annual Meeting of Shareholders to be held on Wednesday, April 24, 2002, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting.

If you sign and return this proxy, the shares will be voted as directed. If no direction is indicated, the shares will be voted FOR Proposals 1 and 2. Unless you have voted by telephone or internet, or have returned a signed proxy, your shares cannot be voted for you.

Record Vote and Sign on Reverse Side